EXHIBIT 99.1

For Immediate Release	Contact:	Kos Pharmaceuticals, Inc. Constance Bienfait Executive Director Corporate Communications (954) 331-3760

BARR AND KOS IN SETTLEMENT DISCUSSIONS REGARDING
NIASPAN® PATENT LITIGATION

Court Agrees to Discontinue Further Proceedings To Allow Parties to Negotiate Definitive Agreement

Woodcliff Lake, NJ and Cranbury, NJ – March 30, 2005... Barr Pharmaceuticals, Inc. (NYSE: BRL) and Kos Pharmaceuticals, Inc. (Nasdaq: KOSP) today announced that Barr Laboratories, Inc. and Kos are engaged in discussions to settle the outstanding patent litigation regarding Kos’ Niaspan® product. The case is currently before the U.S. District Court for the Southern District of New York. The parties expect the District Court to discontinue and stay all proceedings to allow the parties to negotiate a definitive settlement agreement. The parties will have the right to have the matter reactivated, if they do not reach a definitive agreement. Terms and status of the settlement discussions will not be disclosed by the parties until such time as a definitive agreement is reached

About Barr
Barr Pharmaceuticals, Inc., a holding company that operates through its principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

About Kos Kos Pharmaceuticals, Inc. is a fully integrated specialty pharmaceutical company engaged in developing, commercializing, manufacturing and marketing proprietary prescription products for the treatment of chronic diseases. The Company’s principal product development strategy is to reformulate existing pharmaceutical products with large market potential to improve safety, efficacy, or patient compliance. The Company currently markets Niaspan and Advicor® for the treatment of cholesterol disorders, and Azmacort® for the treatment of asthma. Kos is developing additional products, has proprietary drug delivery technologies in solid-dose and aerosol metered-dose inhalation administration and is pursuing certain strategic business development and licensing opportunities.

-more-

Kos Pharmaceuticals, Inc.	Page 2

Forward-Looking Statements

Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. There can be no assurance that the parties will be able to finalize a settlement of the legal proceedings.

The forward-looking statements contained in this press release speak only as of the date the statement was made. The companies undertake no obligation (nor do they intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.

For Kos: These factors include those discussed in its public reports filed with the U.S. Securities and Exchange Commission, including its Form 10-K for the December 31, 2004 fiscal year.

For Barr: These factors include those discussed in its public reports filed with the U.S. Securities and Exchange Commission, including its Form 10-K for the December 31, 2004 fiscal year.

[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]

# # #